UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Performance Share Plan. The Compensation and Human Resources Committee of the Board of Directors of The Toro Company has amended The Toro Company Performance Share Plan to reduce the number of shares of Common Stock, par value $1 per share, and Related Preferred Share Purchase Rights available for Performance Share Awards under the plan from 4,000,000 to 3,000,000. The action, which reduces the number of shares remaining available for grants of Performance Share Awards and that may be issued pursuant to outstanding awards from a total of 2,433,054 to 1,433,054, is intended to lower the cost of the plan to the Company and to reduce share dilution. The amendment is effective February 16, 2006. A copy of the plan as amended is Exhibit 1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

1 The Toro Company Performance Share Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

February 21, 2006	By:	J. Lawrence McIntyre

Name: J. Lawrence McIntyre
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

1	The Toro Company Performance Share Plan